Second Quarter 2024 Earnings July 17, 2024

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward- looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Throughout this presentation, numbers may not foot due to rounding, references to EPS are fully diluted, and 2Q24 capital ratios are estimates.

2Q24 GAAP financial summary

$ in millions except per share data	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 Change vs. 1Q24		2Q24 Change vs. 2Q23	
	Reported Results								
Net interest income	$629	$625	$617	$605	$631	$4	1%	($2)	—%
Fee income	$186	$194	$183	$173	$400	($8)	(4%)	($214)	(54%)
Total revenue	$815	$819	$800	$778	$1,031	($4)	(1%)	($216)	(21%)
Expense	$500	$515	$572	$474	$555	($15)	(3%)	($55)	(10%)
Pre-provision net revenue (PPNR)	$315	$304	$227	$304	$475	$11	4%	($161)	(34%)
Provision for credit losses	$55	$50	$50	$110	$50	$5	10%	$5	10%
Pre-tax income	$260	$254	$177	$194	$425	$6	2%	($166)	(39%)
Income tax expense	$56	$57	($11)	$52	$96	($1)	(2%)	($40)	(42%)
Net income	$204	$197	$188	$142	$329	$7	4%	($125)	(38%)
Non-controlling interest	$5	$5	$5	$5	$5	$—	1%	$—	7%
Preferred dividends	$15	$8	$8	$8	$8	$7	85%	$7	94%
Net income available to common shareholders (NIAC)	$184	$184	$175	$129	$317	$—	—%	($133)	(42%)
Diluted EPS	$0.34	$0.33	$0.31	$0.23	$0.56	$0.01	2%	($0.22)	(39%)
Average diluted shares outstanding	547	558	561	561	561	(11)	(2%)	(14)	(2%)
ROCE	9.0%	8.8%	8.6%	6.3%	16.4%	22bps		(742bps)	
ROTCE	11.3%	11.0%	10.9%	8.0%	21.1%	34bps		(981bps)	
ROA	1.0%	1.0%	0.9%	0.7%	1.6%	3bps		(60bps)	
Net interest margin	3.38%	3.37%	3.27%	3.17%	3.38%	1bp		—	
Fee income / total revenue	22.8%	23.7%	23.3%	22.2%	38.8%	(97bps)		(1,605bps)	
Efficiency ratio	61.4%	62.9%	71.1%	61.0%	53.9%	(148bps)		755bps	
FTEs	7,297	7,327	7,277	7,340	7,327	(30)	—%	(30)	—%
CET1 ratio	11.0%	11.3%	11.4%	11.1%	11.1%	(26bps)		(3bps)	
Effective tax rate	21.5%	22.5%	(6.2%)	26.7%	22.6%	(99bps)		(114bps)	
Tangible book value per share	$12.22	$12.16	$12.13	$11.22	$11.50	$0.06	—%	$0.72	6%
Period end loans	$62.8B	$61.8B	$61.3B	$61.8B	$61.3B	$1.0	2%	$1.5	2%
Period end deposits	$64.8B	$65.7B	$65.8B	$67.0B	$65.4B	($0.9)	(1%)	($0.6)	(1%)
Period end loan to deposit ratio	97 %	94 %	93 %	92 %	94 %	296bps		321bps	

TBV/share, ROTCE, and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix.
Pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the table.

3

4 Table of contents 2Q24 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 2Q24 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 2Q24 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 FY24 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Strong 2Q24 results driven by stable, diversified business mix

Earnings & Returns

Adj. EPS	Adj. ROTCE	NIM	Adj. Efficiency
$0.36	12.0%	3.38%	60.5%

- Adjusted PPNR of $324 million, up $1 million from 1Q24
- Net interest margin expanded 1bp as asset yields continue to improve
- Fees excluding deferred comp down $3 million, as higher traditional banking fees partially offset the anticipated moderation in fixed income
- Expenses excluding deferred comp essentially flat

Capital & Credit Quality

CET1	TBV	NCO%
11.0%	$12.22	0.22%

- Returned $212 million of capital to shareholders through repurchases
- TBVPS up $0.06, driven by strong earnings, which supported the $0.15 common dividend and an $0.08 impact of share repurchases
- ACL coverage of 1.41% with net charge-offs of $34 million

Balance Sheet & Liquidity

PE Deposit Growth	PE Loan Growth	PE LDR[1]
(1)%	2%	97%

- Deposits declined 1%, in line with the industry[2]
- Noninterest-bearing deposits remained stable
- Total loans grew $1.0 billion, driven by increases in loans to mortgage companies and continued commercial real estate fund-ups

Reflects 2Q24 vs. 1Q24 results. ROTCE, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix.
Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix.
[1] Period end Loan-to-Deposit ratio.
[2] Source for industry data: H8 data series (All Commercial Banks, Weekly, Not Seasonally Adjusted) of the Federal Reserve Board, 3/27/24 to 6/26/24.

5

2Q24 Adjusted financial highlights

$ in millions, except per share data	Adjusted Results 2Q24	1Q24	2Q23	2Q24 Change vs. 1Q24		2Q23	
Net interest income (FTE)	$633	$628	$635	$5	1%	($2)	—%
Fee income	$186	$194	$175	($8)	(4%)	$11	6%
Total revenue (FTE)	$819	$823	$810	($4)	—%	$9	1%
Expense	$495	$500	$461	($5)	(1%)	$34	7%
Pre-provision net revenue	$324	$323	$349	$1	—%	($25)	(7%)
Provision for credit losses	$55	$50	$50	$5	10%	$5	10%
Net charge-offs	$34	$40	$23	($6)	(16%)	$11	46%
Reserve build / (release)	$21	$10	$27	$11	118%	($6)	(21%)
NIAC	$195	$195	$219	$—	—%	($24)	(11%)
Diluted EPS	$0.36	$0.35	$0.39	$0.01	2%	($0.03)	(9%)
Diluted shares	547	558	561	(11)	(2%)	(14)	(2%)
ROTCE	12.0%	11.6%	14.6%	34bps		(260bps)	
ROA	1.0%	1.0%	1.1%	(1bp)		(11bps)	
Net interest margin (NIM)	3.38%	3.37%	3.38%	1bp		—	
Fee income / total revenue	22.6%	23.6%	21.6%	(97bps)		104bps	
Efficiency ratio	60.5%	60.8%	56.9%	(31bps)		355bps	
CET1 Ratio	11.0%	11.3%	11.1%	(26bps)		(3bps)	
TBV per share	$12.22	$12.16	$11.50	$0.06	—%	$0.72	6%
Effective tax rate	21.5%	22.5%	21.6%	(100bps)		(2bps)	

- **2Q24 adjusted EPS** of $0.36 vs. $0.35 in 1Q24
  - **Adjusted ROTCE** of 12.0%, up 34bps
  - **Tangible Book Value** per share increased $0.06 to $12.22
- **NII** up $5 million or 1% linked quarter
  - **NIM** expanded 1bp vs 1Q24 driven by improved asset yields
- **Adjusted fee income** down $3 million excluding deferred compensation
  - Higher traditional banking fees mostly offset the anticipated moderation in fixed income
- **Adjusted expense** up less than $1 million excluding deferred compensation
- **Provision expense** of $55 million, resulting in an ACL coverage of 1.41%

ROTCE, TBV per share, ACL coverage ratio, and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix.

6

7 2Q24 notable items Notable Items ($ in millions, except EPS) 2Q24 FDIC Special Assessment ($2) Restructuring expense ($3) Pre-tax impact of notable items ($5) Tax impact on pre-tax notable items $1 Series D Preferred Stock ($7) NIAC impact of notable items ($11) EPS impact of notable items ($0.02) Pre-Tax Notable Items • Effective 5/1/24, First Horizon redeemed all outstanding shares of the Series D Preferred Stock and all related depositary shares – Did not qualify as Additional Tier 1 Capital (AT1) – $100 million par value and $94 million book value – The $6 million discount and $1 million tax liability resulted in a non-cash charge in 2Q24 to preferred dividends1 – Fixed coupon of 6.10% was set to convert to 3 month SOFR +4.12% on May 1st After-Tax Notable Items 1Tax liability is result of the 1% excise tax on stock repurchases and redemptions imposed on publicly traded companies under The Inflation Reduction Act of 2022. • FDIC special assessment of $2 million, based on revised resolution loss totals received from the FDIC in 2Q24 • $3 million of restructuring expense primarily related to implementing operational efficiencies

NII increased $5 million benefiting from higher loan volumes and yields

Net Interest Income ($) and NIM (%)



$635
$609
$621
$628
$633
3.38%
3.17%
3.27%
3.37%
3.38%
2Q23
3Q23
4Q23
1Q24
2Q24

$ in millions	NII	Margin
1Q24	**$628**	**3.37%**
Loan Volumes & Mix	$15	0.04%
Loan Rates & Spreads	$9	0.05%
Investment Securities & Other	$(3)	0.01%
Deposit Rates & Funding Mix	$(15)	(0.09)%
2Q24	**$633**	**3.38%**

- **2Q24 net interest income** increased $5 million and **net interest margin** expanded 1bp versus 1Q24
  - Improvement driven by wider spreads on new and renewing loans, continued repricing of fixed rate cash flows, and growth in loans to mortgage companies and other floating rate loans
  - Offsetting the increase in asset yields were continued mix shift within interest-bearing products, higher use of wholesale funds, and lower average noninterest-bearing deposits
- Asset yields still able to modestly expand as fixed cash flows continue to reprice
  - Over the next twelve months, there are ~$4 billion of fixed rate loan cash flows with a roll-off yield of ~4.6% and $1 billion of securities cash flows at a roll-off yield of ~2.2%

Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

8

9 $65.4B $67.0B $65.8B $65.7B $64.8B $42.9 $45.3 $45.9 $46.2 $45.0 $3.7 $3.8 $2.6 $3.1 $3.5 $18.8 $17.8 $17.2 $16.4 $16.3 Customer interest-bearing deposits Brokered deposits Noninterest-bearing deposits 2Q23 3Q23 4Q23 1Q24 2Q24 Deposits trending in line with the industry1 while DDA remains stable Period end deposits • 2Q24 period end deposits of $64.8 billion were down 1% versus 1Q24, in line with the 1% industry decline1 – Noninterest-bearing balances remained stable from previous quarter – Seasonality impacted public fund deposits, which declined $0.7 billion from the prior quarter • 2Q24 total deposit rate paid of 2.47% and interest- bearing rate paid of 3.30% both increased 2bps – The cumulative interest-bearing deposit beta of 61% remains below the peak of 63% in 3Q23 – Deposit portfolio includes ~$8 billion of deposits which are market indexed – Over $1 billion of balances migrated from lower-cost, base rate accounts into higher-rate retention offers, which increased the spot rate to ~3.35% • Competition remains strong in our attractive southeast footprint. Continuing to maintain competitive offers while focusing on retention of existing clients – Year-over-year client retention is 95% 1Source for industry data: H8 data series (All Commercial Banks, Weekly, Not Seasonally Adjusted) of the Federal Reserve Board, 3/27/24 to 6/26/24.

10 • 2Q24 period end loans of $62.8 billion grew $1.0 billion or 2% versus 1Q24 – The spring home buying season drove $568 million higher balances in loans to mortgage companies (LMC), as well as a modest increase in consumer real estate – CRE growth of $242 million driven by fund-ups of previously committed loans, primarily multi- family • Period end line utilization of 43%1 • Loan yields expanded 6bps to 6.34% driven by wider spreads on new and renewing loans, as well as continued repricing of fixed rate cash flows • Asset sensitive profile reflected in loan composition of 56% variable rate, 12% ARM, and 32% fixed rate 1Utilization rates exclude Loans to Mortgage Companies. 2Credit card & other is $0.8B in all periods. Period end loans Diversified portfolio across attractive geographic footprint $61.3B $61.8B $61.3B $61.8B $62.8B $30.4B $30.9B $30.6B $30.5B $30.5B $13.9B $14.1B $14.2B $14.4B $14.7B $13.5B $13.7B $13.7B $13.6B $13.9B $2.7B $2.2B $2.0B $2.4B $2.9B C&I ex LMC Commercial real estate (CRE) Consumer real estate LMC Credit card & other 2Q23 3Q23 4Q23 1Q24 2Q24 2

Growth in other banking fees offset anticipated fixed income moderation

$ in millions	Adjusted Results					2Q24 Change vs.			
	2Q24	1Q24	4Q23	3Q23	2Q23	1Q24		2Q23	
Fixed income	$40	$52	$37	$28	$30	($12)	(23%)	$10	34%
Mortgage banking	$10	$9	$5	$7	$6	$2	19%	$4	66%
Service charges and fees	$58	$57	$59	$60	$59	$1	2%	($1)	—%
Brokerage, trust, and insurance	$38	$36	$36	$34	$35	$2	6%	$3	10%
Card and digital banking fees	$20	$19	$16	$20	$21	$1	7%	($1)	(5%)
Deferred compensation income	$3	$9	$6	$0	$8	($6)	(66%)	($5)	(63%)
Other noninterest income	$17	$14	$20	$25	$17	$3	18%	($1)	(3%)
Total fee income	**$186**	**$194**	**$179**	**$173**	**$175**	**($8)**	**(4%)**	**$11**	**6%**
Fee income ex deferred comp	**$183**	**$186**	**$173**	**$173**	**$167**	**($3)**	**(2%)**	**$16**	**9%**
Fixed income ADR	$488k	$731k	$463k	$301k	$348k	($243k)	(33%)	$140k	40%

- **2Q24 adjusted fee income** excluding deferred compensation decreased $3 million from 1Q24
  - **Fixed income** decreased $12 million as average daily revenue (ADR) moderated, driven by a reduction in the market's rate cut expectations and lower portfolio restructuring activity
  - **Mortgage banking** income up $2 million, from higher secondary volume during the spring home-buying season
  - **Service charges** and **card & digital banking fees** increased $1 million each, primarily from seasonal volume trends
  - **Brokerage, trust, and insurance** income improved $2 million, largely driven by tax services provided in trust and higher wealth management fees related to strong recent market performance
  - **Other noninterest income** increased $3 million, driven by incremental swap fees and a gain on a tax credit investment

ROTCE and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix.

11

Expenses stable as lower incentive levels offset strategic investments

$ in millions	Adjusted Results 2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 Change vs. 1Q24		2Q23	
Salaries and benefits	$198	$199	$190	$188	$187	($1)	(1%)	$11	6%
Incentives and commissions	$78	$87	$80	$68	$65	($9)	(10%)	$13	20%
Deferred compensation expense	$3	$9	$7	$0	$8	($6)	(67%)	($5)	(62%)
Total personnel expense	$279	$295	$277	$256	$260	($16)	(5%)	$19	7%
Occupancy and equipment[1]	$72	$72	$71	$67	$68	$—	—%	$4	5%
Outside services	$75	$65	$84	$69	$68	$10	15%	$7	10%
Amortization of intangible assets	$11	$11	$12	$12	$12	$—	—%	($1)	(8%)
Other noninterest expense	$58	$57	$59	$60	$53	$1	2%	$5	9%
Total noninterest expense	**$495**	**$500**	**$502**	**$465**	**$461**	**($5)**	**(1%)**	**$34**	**7%**
Expense ex deferred comp	**$492**	**$491**	**$495**	**$465**	**$453**	**$1**	**—%**	**$39**	**9%**
Full-time equivalent associates	7,297	7,327	7,277	7,340	7,327	(30)	—%	(30)	—%

- **2Q24 adjusted expense**, excluding deferred compensation, increased $1 million versus 1Q24
  - **Personnel expense** excluding deferred compensation down $11 million
    - Salaries and benefits decreased $1 million as benefits expense moderated from seasonal highs in first quarter
    - Incentives and commissions decreased $9 million, primarily due to lower fixed income revenue and a step down in merger retention expense late in the quarter, which should drive an incremental reduction in 3Q24
  - **Outside services** increased $10 million due the launch of new marketing campaigns for checking accounts, as well as third-party services for strategic investments

ROTCE and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Occupancy and Equipment expense includes Computer Software Expense.

12

13 FHN NCO%1 ( FHN NCO% ex idiosyncratic charge-off3) Average NCO% of BKX Index2 $23 $95 $36 $40 $34 0.16% 0.61% 0.27% 0.22% 0.15% 0.23% 0.43% 0.45% 0.53% 0.56% 2Q23 3Q23 4Q23 1Q24 2Q24 FHN NCOs Disciplined lending leads to strong performance across the cycle ACL coverage ratio is Non-GAAP and is reconciled to GAAP measures in the appendix. 1Net charge-off % is annualized and as % of average loans. 2Excludes trust and investment banks. 33Q23 included a $72 million idiosyncratic C&I charge-off. NCO% excluding this charge-off is a non-GAAP measure and is reconciled to GAAP NCO% in the chart. $827 $842 $856 $865 $887 1.35% 1.36% 1.40% 1.40% 1.41% ACL ACL/Loans 2Q23 3Q23 4Q23 1Q24 2Q24 Allowance for credit losses (ACL) Non-performing loans (NPLs) $402 $394 $462 $505 $574 0.66% 0.64% 0.75% 0.82% 0.91% NPLs $ NPLs % 2Q23 3Q23 4Q23 1Q24 2Q24 • 2Q24 net charge-offs of $34 million decreased $6 million – NCO ratio of 0.22%1, which is below the peer average level for the past four quarters2 • Provision expense of $55 million in 2Q24 – 2Q24 ACL coverage ratio increased slightly to 1.41% • NPL ratio of 91bps up 9bps from 1Q24 – Within the commercial NPL portfolio, ~50% of loans are current on their payments Net charge-offs

Earnings power supports return of capital to shareholders

Capital Ratios



13.6%
13.6%
14.0%
13.9%
13.7%
12.1%
12.1%
12.4%
12.3%
12.0%
11.1%
11.1%
11.4%
11.3%
11.0%
2Q23
3Q23
4Q23
1Q24
2Q24
CET1 ratio
Tier 1 capital ratio
Total capital ratio

- Achieved the near-term **CET1 ratio** target of 11.0%
  - Continued to generate capital through retained earnings, while supporting customer needs through organic deployment of capital into the loan portfolio
  - Returned $212 million of capital to shareholders through repurchases in second quarter, reducing CET1 by 30bps
  - Repurchased $366 million, or 25 million shares, of common stock year-to-date under the $650 million share repurchase program authorized in 1Q24
- **TBVPS** of $12.22 increased $0.06 versus 1Q24, driven by strong earnings, which supported the $0.15 common dividend and an $0.08 impact from share repurchases

Common Equity Tier 1 (CET1)



11.3%
0.26%
(0.11)%
(0.30)%
(0.07)%
(0.04)%
11.0%
1Q24 Actual
NIAC
Common Dividend
Share Buybacks
Change in Loan Balances & Unfunded Commitments
Other[1]
2Q24 Estimate

Tangible Book Value per Share (TBVPS)



$12.16
$0.36
$(0.15)
$(0.02)
$(0.08)
$(0.05)
$12.22
1Q24
NIAC[2] Impact
Common Dividend
Mark on AFS & Hedges
Share Buybacks
Other[1]
2Q24

TBV per share is Non-GAAP and is reconciled to GAAP measures in the appendix.
[1]Other includes equity compensation.
[2]Net of change in intangibles.

14

Updated Full Year 2024 Outlook

Earnings Drivers	FY23 Adjusted Baseline	FY24 Adjusted Expectations	Comments
Net Interest Income	$2,556 million	Updated: Flat - (2)% Prior: Up 1% – 4%	Assumes relatively flat balance sheet in second half of 2024 and higher level of interest-bearing deposit costs
Noninterest Income	$699 million	Up 6% – 10%	Rebound in fixed income and mortgage from 2023 levels
Noninterest Expense	$1,884 million	Up 4% – 6%	Reflects investment in technology and personnel, as well as increased revenue-driven incentives. Operational efficiencies to offset increases beyond targeted expense growth
Net Charge-Offs	0.28%	0.25% – 0.30%	Reflects continued macroeconomic uncertainty
Tax Rate	21.8%	21% – 23%	Timing of discrete items impacts quarterly rate
CET1 Ratio	11.4%	~11.0%	Excess capital to be deployed organically, as well as potential for capital repatriation

ROTCE and adjusted financial measures, including measures excluding deferred compensation, are Non-GAAP and are reconciled to GAAP measures in the appendix. Net interest income is adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

15

16 Diversified business model with highly attractive geographic footprint provides opportunity to deliver outperformance through a variety of economic cycles Strategic focus on delivering enhanced shareholder value 1 Strong balance sheet and prudent risk management to drive increased capital efficiency and returns 2 Client-centric model committed to serving as trusted advisor through Capital + Counsel as a core differentiator3 Disciplined execution of strategy and continuous improvement mindset to further enhance efficiency and productivity 4 Investing in the well-being of associates and communities is central to our purpose5

APPENDIX 17

18 1Q 07 1Q 08 1Q 09 1Q 10 1Q 11 1Q 12 1Q 13 1Q 14 1Q 15 1Q 16 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 1Q 23 1Q 24 —% 2% 4% 6% $0.0 $0.5 $1.0 $1.5 $2.0 FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise Lower Revenue Market Factor Higher Revenue 2020 Environment 2023 Environment Up Rate Direction Down Rapid decrease in short term rates Rapid increase in short term rates Extreme (low/high) Market Volatility Moderate Moderate Extreme - MOVE index sharply higher Flat/Inverted Yield Curve Shape Steep Positive sloped Strongly inverted Tighter Corporate & Mortgage Spreads Wider Wider Stable Lower Depository Liquidity Greater Abundant - fueled by stimulus Constrained - exacerbated by QT • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size • The variable compensation payout ratio on marginal revenue is approximately 60% FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5

Attractive portfolio diversified by customer type, product, and geography

- Stable, cost-effective deposits from a diverse commercial and consumer client base across 12-state footprint and specialty lines of business
- Commercial deposits of $35.8 billion or 55% and consumer of $29.0 billion or 45%
- Attractive lower-cost deposit base with 25% comprised of noninterest bearing products
- Contingency funding plan equates to ~152% of uninsured or uncollateralized deposits

Banking centers in attractive Southeast footprint[1]



VA
KY
TN
NC
AR
SC
GA
MS
AL
TX
LA
FL

66% of 2Q24 deposits insured or collateralized



$38.0
59%
$64.8B
$22.0
34%
$4.8
7%
Insured
Uninsured & uncollateralized
Collateralized

2Q24 diversified deposit mix by product



39%
11%
25%
24%
Demand deposit accounts
Time deposits
Savings
Other interest-bearing deposits

All deposit balances are period-end unless otherwise noted.
[1]One banking center in New York not shown.

19

High credit quality, diversified CRE portfolio

- Disciplined risk management practice and underwriting standards across CRE portfolio
- No significant upcoming repricing event, as ~72% of loans are floating and maturities are dispersed over time
- Granular portfolio with only 16 loans with commitments above $50 million
- No property type comprises over 8% of total loans
- Average debt service coverage of 1.4x and average stabilized LTV of 54%[1]

Maturity Schedule



$1.8B
21%
79%
$3.1B
15%
85%
$3.1B
21%
79%
$6.6B
39%
61%
2024
2025
2026
2027+
Floating
Fixed

CRE by Loan Size[2]



$5-$10
$2.0B
$10-$20
$3.0B
<$5
$3.4B
$14.7B
$20-$30
$2.5B
>$50
$0.8B
$30-$40
$2.2B
$40-$50
$0.8B

CRE by Property Type



3%
4%
9%
34%
15%
16%
9%
10%
Multi-Family
Medical Office
Retail
Other
Traditional Office
Industrial
Hospitality
Land + Residential

CRE by State[3]

$ in billions



$0.3
$0.2
$1.7
$1.3
$0.2
$0.6
$0.1
$0.6
$1.5
$1.9
$1.1
$3.9

All loan balances are period end unless otherwise noted.
[1]FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 86% of total CRE commitments.
[2]Loan size ranges in millions and dollar amounts are total funded balances in that size range to any single customer.
[3]Excludes CRE balances totaling $1.4B outside the Southeast and New York footprint.

20

Strong underwriting in the office and multi-family portfolios

Office CRE

- Medical office comprises 48% of office exposure
- Only 8 buildings are 10 stories or taller
- Within the traditional office portfolio[1]:
  - Average debt service coverage of 1.5x
  - Average stabilized LTV of 59%
  - Vacancy rate of 13%

Office Lease Renewals
Square Feet in Millions



0.5M
1.4M
1.3M
13.3M
2024
2025
2026
2027+

Traditional Office[2]
$ in millions



$24
$23
$281
$180
$51
$32
$0.4
$54
$221
$160
$112
$226

Multi-Family CRE[1]

- Average debt service coverage of 1.2x
- Average stabilized LTV of 52%
- Average property has 240 units
- Low exposure to rent control, which is mostly related to low and moderate income housing focused on serving the communities in our footprint

Multi-Family[2]
$ in millions



$256
$96
$377
$372
$213
$39
$6
$198
$779
$913
$156
$1.5B

All loan balances are period end unless otherwise noted.
[1]FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 65% of traditional office CRE commitments and 87% of multi-family CRE commitments.
[2]Excludes traditional office balances totaling $61 million and multi-family balances totaling $88 million outside of the Southeast and New York footprint. Maps encompass entirety of traditional office and multi-family CRE portfolios.

21

22 80% 14% 5% Real estate installment loans HELOC Credit card and other Granular C&I portfolio and real estate backed consumer portfolio C&I by Industry 20% 20% 12% 11% 9% 7% 6% 6% 5% 4% TN All Other FL TX Other Southeastern NC LA CA GA AL C&I by State Consumer Portfolio by Product 11% 11% 9% 8% 7%7%7% 6% 5% 4% 26% Real Estate & Leasing Finance & Insurance Mortgage Warehouse Healthcare & Social Assistance Wholesale Trade Manufacturing Accommodation & Food Service Retail Trade Transportation & Warehousing Energy Other 14 Industries • The C&I portfolio is both geographically diverse and benefits from a lack of industry concentration – No more than 11% C&I exposure to any industry – Southeastern footprint is economically and demographically strong – Exposure to markets outside the southeast primarily driven by specialty businesses • Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card All loan balances are period end unless otherwise noted. $33.5B $14.7B

23 $0.3B $0.3B $0.3B $0.3B 3Q24 4Q24 1Q25 2Q25 Agency MBS 42% Agency CMBS 26% Agency CMO 14% U.S. Agencies & Treasury 12% States & Municipalities 6% $10.2B $9.8B $9.4B $9.6B $9.3B 2.49% 2.54% 2.62% 2.54% 2.58% Average AFS Securities Average HTM Securities Average Yield 2Q23 3Q23 4Q23 1Q24 2Q24 Investment portfolio prudently managed to support liquidity and IRR • 2Q24 investment portfolio represents ~11% of total assets – Moderate total portfolio effective duration of 4.9 – Low reliance on HTM designation at ~14% of total portfolio – 94% U.S. Government or Agency-backed by GSEs • 2Q24 total unrealized losses on the AFS and HTM portfolios of $1.4B, consistent with 1Q24 1Calculated based on period end market values. 2Estimated as of 6/30/24; includes maturities and projected calls. Steady principal cash flows2 Investment portfolio 2Q23 3Q23 4Q23 1Q24 2Q24 % of total assets 12% 12% 11% 12% 11% Pre-tax unrealized losses ($1.4B) ($1.8B) ($1.3B) ($1.4B) ($1.4B) Effective duration 5.2 5.2 5.0 5.0 4.9 Unencumbered securities / total securities1 35% 33% 30% 27% 25% 2Q24 investment portfolio composition1

24 Notable Items * 2Q24, 1Q24 and 3Q23 include $3 million, $5 million and $10 million of restructuring expenses; 2Q23 includes $50 million contribution to First Horizon Foundation and $15 million of Visa derivative valuation expenses. **4Q23 includes a discrete benefit primarily attributable to the resolution of merger-related tax items and 3Q23 includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items. $ in millions, except EPS 2Q24 1Q24 4Q23 3Q23 2Q23 Summary of Notable Items: Gain on merger termination $ — $ — $ — $ — $ 225 Net merger/acquisition/transaction-related items — — — — (30) Gain/(loss) related to equity securities investments (other noninterest income) — — (6) — — Net gain on asset disposition (other noninterest income less incentives) — — 7 — — FDIC special assessment (other noninterest expense) (2) (10) (68) — — Other notable expenses* (3) (5) — (10) (65) Total notable items (pre-tax) (5) (15) (67) (10) 130 Tax related notable items** — — 48 (13) — Series D Preferred Stock (7) — — — — EPS impact of notable items $ 0.02 $ 0.02 $ 0.01 $ 0.04 $ (0.17)

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions, except per share data	Quarterly, Unaudited				
	2Q24	1Q24	4Q23	3Q23	2Q23
Tangible Common Equity (Non-GAAP)					
(A) Total equity (GAAP)	$ 8,955	$ 9,173	$ 9,291	$ 8,794	$ 8,960
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	426	520	520	520	520
(B) Total common equity	$ 8,234	$ 8,358	$ 8,476	$ 7,978	$ 8,144
Less: Intangible assets (GAAP) (b)	1,674	1,685	1,696	1,709	1,720
(C) Tangible common equity (Non-GAAP)	$ 6,560	$ 6,673	$ 6,779	$ 6,270	$ 6,424
Tangible Assets (Non-GAAP)					
(D) Total assets (GAAP)	$ 82,230	$ 81,799	$ 81,661	$ 82,533	$ 85,071
Less: Intangible assets (GAAP) (b)	1,674	1,685	1,696	1,709	1,720
(E) Tangible assets (Non-GAAP)	$ 80,556	$ 80,114	$ 79,965	$ 80,825	$ 83,351
Period-end Shares Outstanding					
(F) Period-end shares outstanding	537	549	559	559	559
Ratios					
(A)/(D) Total equity to total assets (GAAP)	10.89 %	11.21 %	11.38 %	10.65 %	10.53 %
(C)/(E) Tangible common equity to tangible assets ("TCE/TA") (Non-GAAP)	8.14 %	8.33 %	8.48 %	7.76 %	7.71 %
(B)/(F) Book value per common share (GAAP)	$ 15.34	$ 15.23	$ 15.17	$ 14.28	$ 14.58
(C)/(F) Tangible book value per common share (Non-GAAP)	$ 12.22	$ 12.16	$ 12.13	$ 11.22	$ 11.50

(a) Included in Total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding.

25

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited				
		2Q24	1Q24	4Q23	3Q23	2Q23
Adjusted Diluted EPS						
Net income available to common shareholders ("NIAC") (GAAP)	a	$ 184	$ 184	$ 175	$ 129	$ 317
Plus Total notable items (after-tax) (Non-GAAP) (a)		11	12	3	20	(98)
Adjusted net income available to common shareholders (Non-GAAP)	b	$ 195	$ 196	$ 178	$ 150	$ 219
Diluted Shares (GAAP)°	c	547	558	561	561	561
Diluted EPS (GAAP)	a/c	$ 0.34	$ 0.33	$ 0.31	$ 0.23	$ 0.56
Adjusted diluted EPS (Non-GAAP)	b/c	$ 0.36	$ 0.35	$ 0.32	$ 0.27	$ 0.39
Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")						
Net Income ("NI") (GAAP)		$ 204	$ 197	$ 188	$ 142	$ 329
Plus Relevant notable items (after-tax) (Non-GAAP) (a)		4	12	3	20	(98)
Adjusted NI (Non-GAAP)		$ 208	$ 209	$ 191	$ 163	$ 231
NI (annualized) (GAAP)	d	$ 820	$ 791	$ 746	$ 565	$1,320
Adjusted NI (annualized) (Non-GAAP)	e	$ 836	$ 838	$ 757	$ 646	$ 928
Average assets (GAAP)	f	$81,721	$81,243	$82,313	$83,220	$82,304
ROA (GAAP)	d/f	1.00 %	0.97 %	0.91 %	0.68 %	1.60 %
Adjusted ROA (Non-GAAP)	e/f	1.02 %	1.03 %	0.92 %	0.78 %	1.13 %
Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE						
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$ 739	$ 739	$ 695	$ 513	$1,270
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$ 785	$ 787	$ 706	$ 594	$ 878
Average Common Equity (GAAP)	i	$8,228	$8,436	$8,090	$8,163	$7,747
Intangible Assets (GAAP) (b)		1,680	1,691	1,702	1,714	1,726
Average Tangible Common Equity (Non-GAAP)	j	$6,548	$6,745	$6,388	$6,448	$6,021
ROCE (GAAP)	g/i	8.98 %	8.76 %	8.60 %	6.28 %	16.40 %
ROTCE (Non-GAAP)	g/j	11.29 %	10.95 %	10.89 %	7.95 %	21.10 %
Adjusted ROTCE (Non-GAAP)	h/j	11.99 %	11.65 %	11.05 %	9.21 %	14.59 %

(a) Adjusted for notable items as detailed on page 24 (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding

26

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited				
		2Q24	1Q24	4Q23	3Q23	2Q23
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	$ 186	$ 194	$ 183	$ 173	$ 400
Plus notable items (pretax) (GAAP) (a)		—	—	(4)	—	(225)
Adjusted noninterest income (Non-GAAP)	l	$ 186	$ 194	$ 179	$ 173	$ 175
Revenue (GAAP)	m	$ 815	$ 819	$ 800	$ 778	$ 1,031
Taxable-equivalent adjustment		4	4	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		819	823	804	782	1,035
Plus notable items (pretax) (GAAP) (a)		—	—	(4)	—	(225)
Adjusted revenue (Non-GAAP)	n	$ 819	$ 823	$ 800	$ 782	$ 810
Securities gains/(losses) (GAAP)	o	$ 1	$ —	$ (5)	$ —	$ —
Noninterest income as a % of total revenue (GAAP)	(k-o)/(m-o)	22.75 %	23.72 %	23.33 %	22.23 %	38.80 %
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	22.64 %	23.61 %	22.32 %	22.11 %	21.60 %
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	p	$ 500	$ 515	$ 572	$ 474	$ 555
Plus notable items (pretax) (GAAP) (a)		(5)	(15)	(70)	(10)	(95)
Adjusted noninterest expense (Non-GAAP)	q	$ 495	$ 500	$ 502	$ 465	$ 461
Revenue (GAAP)	r	$ 815	$ 819	$ 800	$ 778	$ 1,031
Taxable-equivalent adjustment		4	4	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		819	823	804	782	1,035
Plus notable items (pretax) (GAAP) (a)		—	—	(4)	—	(225)
Adjusted revenue (Non-GAAP)	s	$ 819	$ 823	$ 800	$ 782	$ 810
Securities gains/(losses) (GAAP)	t	$ 1	$ —	$ (5)	$ —	$ —
Efficiency ratio (GAAP)	p/(r-t)	61.44 %	62.92 %	71.14 %	60.96 %	53.89 %
Adjusted efficiency ratio (Non-GAAP)	q/s	60.47 %	60.78 %	62.84 %	59.43 %	56.92 %

(a) Adjusted for notable items as detailed on page 24 (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding

27

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

	Period-end				Average			
($s in millions)	2Q24	1Q24	2Q24 vs. 1Q24		2Q24	1Q24	2Q24 vs. 1Q24	
Loans excluding LMC								
Total Loans (GAAP)	$ 62,781	$ 61,753	$ 1,028	2 %	$ 62,029	$ 61,152	$ 876	1 %
LMC (GAAP)	2,934	2,366	568	24 %	2,440	1,847	593	32 %
Total Loans excl. LMC (Non-GAAP)	59,847	59,387	460	1 %	59,589	59,305	284	— %
Total Consumer (GAAP)	14,660	14,416	244	2 %	14,544	14,396	148	1 %
Total Commercial excl. LMC (Non-GAAP)	45,187	44,971	216	— %	45,045	44,909	136	— %
Total CRE (GAAP)	14,669	14,426	243	2 %	14,576	14,367	209	1 %
Total C&I excl. LMC (Non-GAAP)	$ 30,518	$ 30,545	$ (27)	— %	$ 30,469	$ 30,542	$ (73)	— %

$s in millions		Quarterly, Unaudited				
		2Q24	1Q24	4Q23	3Q23	2Q23
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases						
Allowance for loan and lease losses (GAAP)	A	$ 821	$ 787	$ 773	$ 760	$ 737
Reserve for unfunded commitments (GAAP)		66	79	83	82	90
Allowance for credit losses (Non-GAAP)	B	$ 887	$ 865	$ 856	$ 842	$ 827
Loans and leases (GAAP)	C	$62,781	$61,753	$61,292	$61,778	$61,295
Nonaccrual loans and leases (GAAP)	D	$ 574	$ 505	$ 462	$ 394	$ 402
Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.31 %	1.27 %	1.26 %	1.23 %	1.20 %
Allowance for credit losses to loans and leases (Non-GAAP)	B/C	1.41 %	1.40 %	1.40 %	1.36 %	1.35 %
Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	143 %	156 %	167 %	193 %	183 %
Allowance for credit losses to nonperforming loans and leases (Non-GAAP)	B/D	155 %	171 %	185 %	214 %	206 %

28

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited 2Q24	1Q24
Adjusted noninterest income excluding deferred compensation income		
Noninterest income (GAAP)	$ 186	$ 194
Plus notable items (pretax) (GAAP) (a)	—	—
Adjusted noninterest income (Non-GAAP)	$ 186	$ 194
Less deferred compensation income (GAAP)	3	9
Adjusted noninterest income excluding deferred compensation income (Non-GAAP)	$ 183	$ 186
Adjusted noninterest expense excluding deferred compensation expense		
Noninterest expense (GAAP)	$ 500	$ 515
Plus notable items (pretax) (GAAP) (a)	(5)	(15)
Adjusted noninterest expense (Non-GAAP)	$ 495	$ 500
Less deferred compensation expense (GAAP)	3	9
Adjusted noninterest expense excluding deferred compensation expense (Non-GAAP)	$ 492	$ 491
Adjusted personnel expense excluding deferred compensation expense		
Personnel expense (GAAP)	$ 279	$ 301
Plus notable items (pretax) (GAAP) (a)	(1)	(5)
Adjusted personnel expense (Non-GAAP)	$ 279	$ 295
Less deferred compensation expense (GAAP)	3	9
Adjusted personnel expense excluding deferred compensation expense (Non-GAAP)	$ 276	$ 286

$s in millions	Quarterly, Unaudited				
	2Q24	1Q24	4Q23	3Q23	2Q23
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	**$ 260**	$ 254	$ 177	$ 194	$ 425
Plus notable items (pretax) (GAAP) (a)	**5**	15	67	10	(130)
Adjusted Pre-tax income (non-GAAP)	**$ 265**	$ 269	$ 244	$ 204	$ 295
Plus provision expense (GAAP)	**55**	50	50	110	50
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	**$ 320**	$ 319	$ 294	$ 314	$ 345
Taxable-equivalent adjustment	**4**	4	4	4	4
Pre-provision net revenue-Taxable-equivalent (Non-GAAP)	**$ 324**	$ 323	$ 298	$ 318	$ 349

(a) Adjusted for notable items as detailed on page 24. Numbers may not foot due to rounding

29